UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CION	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 5, 2021, CĪON Investment Corporation (“CIC”) entered into a second amended and restated investment advisory agreement (the “Second Amended Advisory Agreement”) with CION Investment Management, LLC (“CIM”), CIC’s investment adviser. The Second Amended Advisory Agreement was effective upon a listing of CIC’s outstanding shares of common stock on a national securities exchange (the “Listing”), except for the change to the calculation of the subordinated incentive fee payable to CIM that expresses the hurdle rate required for CIM to earn, and be paid, the subordinated incentive fee as a percentage of CIC’s net assets rather than adjusted capital, which was effective upon shareholder approval and not dependent upon the Listing. The Second Amended Advisory Agreement was approved by CIC’s shareholders on August 9, 2021 at CIC’s reconvened 2021 annual meeting of shareholders. For additional information, please see CIC’s Current Report on Form 8-K filed on August 11, 2021.

On October 5, 2021, CIC’s shares of common stock commenced trading on the New York Stock Exchange (the “NYSE”). As a result, on October 5, 2021, CIC and CIM entered into the Second Amended Advisory Agreement in order to delete certain provisions required by the North American Securities Administrators Association, Inc. previously applicable to CIC as a non-traded business development company and that automatically became inactive upon a Listing. In addition, as a result of the Listing on the NYSE, on October 5, 2021, the changes to the advisory fees payable from CIC to CIM became effective that (i) reduced the annual base management fee, (ii) amended the structure of the subordinated incentive fee on income payable by CIC to CIM and reduced the hurdle and incentive fee rates, and (iii) reduced the incentive fee on capital gains payable by CIC to CIM. A complete description of the Second Amended Advisory Agreement is set forth in Proposal No. 3 in CIC’s definitive proxy statement filed on May 13, 2021.

The foregoing description of the Second Amended Advisory Agreement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01. Other Events.

On October 5, 2021, CIC’s shares of common stock commenced trading on the NYSE with the ticker symbol “CION”. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amended and Restated Investment Advisory Agreement, dated as of October 5, 2021, by and between CĪON Investment Corporation and CION Investment Management, LLC
99.1	Press Release dated October 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	October 5, 2021	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amended and Restated Investment Advisory Agreement, dated as of October 5, 2021, by and between CĪON Investment Corporation and CION Investment Management, LLC
99.1	Press Release dated October 5, 2021